UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 2, 2021

Date of Report (Date of earliest event reported)

Immune Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54933	59-3226705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

2431 Aloma Ave, Suite 124, Winter Park, FL	32792
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 888-613-8802

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock $0.0001 per share	IMUND	OTC Markets

Smaller Reporting Company [X]

Indicate by a check mark whether the company is a shell company (as defined by Rule 12b-2 of the Exchange Act: Yes [  ] No [X]

Item 8.01. Other Events.

On May 25, 2021, Immune Therapeutics, Inc. (the “Company”) entered into a non-binding Letter of Intent with certain of the Company’s existing investors. Readers should refer to the Letter of Intent filed as an exhibit to this Form 8-K to review all of the terms and conditions of the Letter of Intent. The primary terms of this non-binding Letter of Intent are:

- The investors will lend a minimum of $700,000 and a maximum of $1,500,000 to the Company in exchange for non-convertible promissory notes bearing interest at 5%.

- Each lender will sign a 12-month lock-up agreement.

In connection with the transactions above, certain amounts owed to former employees, current management and directors, and other accounts payable will be renegotiated. Closing of the transactions contemplated by the Letter of Intent are subject to a number of conditions being satisfied, including the completion of due diligence.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Letter of Intent, dated May 25, 2021
99.1	Press Release, dated June 2, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE THERAPEUTICS, INC.

Date: June 2, 2021	By:	/s/ Kevin J. Phelps
Kevin J. Phelps, Chief Executive Officer, Director